AMENDMENT TO

WORLD WRESTLING ENTERTAINMENT, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the stockholders of World Wrestling Entertainment, Inc., a Delaware corporation with its principal office at 1241 East Main Street, Stamford, Connecticut 06902 (the “Company”), approved the 2012 Employee Stock Purchase Plan (the “Plan”) at their April 27, 2012 Annual Meeting; and

WHEREAS, the Company’s Board of Directors (the “Board”) has the power to amend the Plan pursuant to Plan Section 19(a); and

WHEREAS, at a meeting held on October 18, 2018, the Board approved the amendment of Section 6(a) of the Plan relating to payroll deductions to make administration of the Plan more efficient;

NOW THEREFORE, effective January 1, 2019, the Plan is hereby amended as follows.

1.

Section 6. PAYROLL DEDUCTIONS shall be amended by deleting the words “specified dollar (in increments of $5.00) payroll deductions made on” in Section 6(a) and replacing them with the words “a specified percentage of Compensation deducted”

2.	Except as and to the extent expressly provided herein, no terms or conditions of the Plan are affected hereby, and each term and condition as amended hereby shall remain in full force and effect.